ChevronTexaco Corporation Policy, Government & Public Affairs P.O. Box 6078 San Ramon, CA 94583-0778 www.chevrontexaco.com	Exhibit 99.1

FOR IMMEDIATE RELEASE

CHEVRONTEXACO INCREASES CASH DIVIDEND
AND SPLITS ITS STOCK 2-FOR-1

     SAN RAMON, Calif., Jul. 28, 2004 – The Board of Directors of ChevronTexaco Corp. today declared a quarterly dividend of 80 cents per share, payable Sept. 10, 2004, to stockholders of record as of Aug. 19, 2004. The dividend rate increased 7 cents per share over the preceding quarter. ChevronTexaco has an unbroken record of annual dividend payment increases of 17 consecutive years.

     In a separate action today, the Board declared a two-for-one stock split of the company’s common stock. The stock split will be in the form of a 100 percent stock dividend to stockholders of record on August 19, 2004. Stockholders will receive one additional share for each share held on that date. This will not change the proportionate interest a stockholder maintains in the company. The additional shares will be distributed beginning September 10, 2004.

     The quarterly dividend declared today applies to pre-split shares only.

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7/28/04

Contacts: Stan Luckoski Tel: 925-842-2589